Exhibit 10.3

Addendum I

to

Quota Share Reinsurance Agreement
(Effective January 1, 2002)

between

COAST NATIONAL INSURANCE COMPANY (“Coast National”)
SECURITY NATIONAL INSURANCE COMPANY (“Security National”)
BRISTOL WEST INSURANCE COMPANY (“Bristol”)
BRISTOL WEST CASUALTY INSURANCE COMPANY (“Bristol”)
(hereinafter called the “Company”)

and

THE PARTICIPANTS SUBSCRIBING TO THE RESPECTIVE
INTERESTS AND LIABILITIES AGREEMENTS TO WHICH THIS AGREEMENT
IS ATTACHED
(hereinafter called the “Reinsurer”)

It is understood and agreed by the parties hereto that effective January 1, 2002 the following article is amended to read as follows:

ARTICLE XIV

MAXIMUM SUBJECT NET PREMIUM

It is agreed that the Maximum Subject Net Premium written for the Company for Underwriting Years 2002, 2003 and 2004, shall equal $450,000,000, $575,000,000 and $650,000,000 respectively unless otherwise agreed to by the Reinsurer.

It is agreed that the Maximum Subject Net Premium for Security National for Underwriting Years 2002, 2003 and 2004, shall equal $50,000,000, $65,000,000 and $80,000,000 respectively unless otherwise agreed to by the Reinsurer.

It is agreed that the Maximum Subject Net Premium written in the state of Texas for Underwriting Years 2002, 2003 and 2004, shall equal $20,000,000, $35,000,000 and $45,000,000 respectively unless otherwise agreed to by the Reinsurer.

If at any time the Company estimates that the Maximum Subject Net Premium, as heretofore itemized, will be exceeded they may request a revision in writing and the Reinsurer shall respond to that request in writing, within 30 days, with its approval or denial.  However, this request cannot be made for an Underwriting Year prior to the year of the request of change.  Such approval shall not be unreasonably withheld.

In the event the aforementioned or otherwise agreed upon Maximum Subject Net Premiums written for any individual Underwriting Year are exceeded, the Quota Share Percentage applicable shall be the quotient of (1) the product of (A) the Quota Share Percentage otherwise applicable time (B) the Maximum Subject Net Premium written, divided by (2) the Subject Net Premium written.

Nothing herein contained shall alter, vary or extend any provision or condition of this Contract other than as above stated.

In Witness Whereof, the parties hereto have caused this Addendum I to be signed in duplicate by their duly authorized representatives.

Anaheim, California, this day of in the year 2002.

/s/ Gregory J. Hammond
Coast National Insurance Company

Davie, Florida, this day of in the year 2002.

/s/ Gregory J. Hammond
Security National Insurance Company

Philadelphia, Pennsylvania, this day of in the year 2002.

/s/ Alexis S. Oster
Bristol West Insurance Company

Independence, Ohio, this day of in the year 2002.

/s/ Alexis S. Oster
Bristol West Casualty Insurance Company

New York, New York, this day of in the year 2002.

/s/ Robert J. Coords
National Union Fire Insurance Company of Pittsburgh, PA